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                                                                   Exhibit 10.17

Lessor: Beijing Ping'an Real Estate Development Co., Ltd. (hereafter referred to as "Party A").


Lessee: China Finance Online (Beijing) Co., Ltd. (hereafter referred to as "Party B").





      Party A is a legal person entity in China and a developer of Peace Mansion (the "Property") located at 23 Jinrong Avenue, Xicheng District, Beijing.

      Party A agrees to lease and Party B agrees to rent part of the Property, and Party A and Party B hereby enter into this Contract upon friendly consultation and free will. To confirm the rights and obligations of both parties, Part A and Party B hereby agree on the following terms and conditions with which both Parties must comply.

ARTICLE 1. SCOPE AND PURPOSE OF LEASE

      Party B leases Units 610A, 610B, 611, and 615 (the "Leased Units") of Peace Mansion from Party A for the purpose of business operation.

      The building area of the Leased Units is 558 square meters, as shown in Appendix 1, which is marked in red on the floor plan attached to this Contract for identification.

ARTICLE 2. TERM OF LEASE

2.01 Both parties agree that the term of lease shall be two year(s), from July 4, 2003 (date of leasing) to July 3, 2005 (the "Lease Term").

ARTICLE 3. RENEWAL

      Three months prior to expiration of this Contract, Party B may apply for renewal and shall have priority to renew the lease under equal conditions. If Party B fails to give such a notice, Party A shall have the right to enter the Leased Units for inspection at a reasonable time, upon advanced notice, and Party A shall have the right to lease the Leased Units to other parties.

ARTICLE 4. RENTAL (INCLUDING PROPERTY MANAGEMENT FEE)

      The rent per square meter of building area of the Leased Units is US $20.6 per month, and the total monthly rent is US $11494.80.

ARTICLE 5. RENT DEPOSIT (INCLUDING PROPERTY MANAGEMENT FEE) AND ELECTRICITY DEPOSIT

5.01 The rent deposit under this Contract is the equivalent of two (2) months of rent, or US $22989.60. Party B shall pay Party A two months of rent as a deposit on the date Party B signs this Contract. Party A shall have the right to deduct from the

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      deposit any unpaid rent which is due or other liquidated damages and to claim any remaining balance from Party B.

5.02 The electricity deposit under this Contract is 8.55 RMB yuan/square meter of the Leased Units, or a total of 4770.90 RMB yuan. Party B shall pay for the electricity deposit on the date Party B signs this Contract. If Party B fails to make timely payments for the electricity charge, Party A shall have the right to deduct from the electricity deposit and to claim any remaining balance from Party B.

5.03 The rent and electricity deposits shall be refunded without interest to Party B within thirty (30) days after Party B has returned the Leased Units in good condition to Part A and paid all fees upon expiration of the lease contract.

ARTICLE 6. PAYMENT

6.01 Except by written consent of Party A, Party B shall pay the rent (including property management fee) and other fees under this Contract prior to the 7th day of each month (all aforesaid payments shall be paid in RMB and calculated according to the medium foreign exchange rate issued by the State on the 1st day of the month).

6.02 If Party B fails to pay or is late on making payments for relevant fees for reasons of its own, Party A shall charge a late fee of 0.05% of the overdue amount per day, but the late period shall not exceed thirty (30) days.

6.03 For any month during which the lease period is less than a month, all fees shall be prorated according to the actual number of days leased.

ARTICLE 7. PARTY A'S RIGHTS AND OBLIGATIONS

7.01 Party A or its authorized property management company shall be responsible for the management of the property, and shall provide the following services and facilities with compensation: power supply, lighting and other necessary ancillary facilities.

7.02 Party A may establish, publish, amend or void the Lessee Manual, Rules on Decoration, and other rules and regulations in accordance with the actual situations in managing the Property and give timely notice to Party B.

7.03  Party A shall reserve the following rights:

7.03.01 The utilities of the Property such as the pipelines for communication wires, water supply, electricity may pass through the Leased Units. Party A or its management company has the right to enter into the office space leased by Party B for inspection, maintenance or renovation but shall give Party B advanced notice.

7.03.02 Upon reasonable notice (except under emergency situations), Party A or the management company may temporarily suspend operation of any equipment or facility in the Property for maintenance.

7.03.03 The precondition for Party A's above mentioned actions is that they shall not bring about any economic loss to Party B. Party A shall return the Leased Units to the original condition upon completion of the inspection, maintenance or renovation project; otherwise, Party A shall be liable for damages.

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7.04  Party A may terminate this Contract unilaterally if Party B fails to correct its improper practice upon notice by Party A under any of the following circumstances:

7.04.01 Party B changes the purpose of the Leased Units or is engaged in illegal operations

7.04.02 Party B runs a business in the Leased Units under a name other than its official corporate name.

7.04.03 Party B fails to pay the fees over thirty (30) days after their due date.

7.04.04. Without written consent by Party A, Party B subleases, sublets or transfers part of or the whole Leased Units to a third party or share the Leased Units with a third party.

ARTICLE 8. PARTY B'S RIGHTS AND OBLIGATIONS:

8.1 Party B has the right to use the Leased Units within the lease term as long as it has paid the entire amount of rent (including property management fee) and other fees under this Contract, and performed the obligations under the Contract.

8.2 Party B has the right to use the public space and facilities of the Property in a reasonable manner and shall pay for any related expense.

8.3 Party B shall make timely payments for rents (including property management fee), electricity charges, phone charges, various deposits, and fees for services Party A or the management company provides to Party B with Party B's consent.

8.4 Party B shall be responsible for keeping the interior of the Leased Units in good condition.

8.5 Party B shall timely notify Party A or the management company if the Leased Units are damaged in any way. Party B shall take all necessary precautions to prevent the Leased Units from being damaged by storms or other natural disasters.

8.6 If Party B is responsible for any damage to the Leased Units, it shall have the units repaired according to the requirements of Party A or the management company within one month upon receiving notice from Party A or the management company. If Party B fails to have the units repaired according to the requirements, Party A or the management company has the right to enter the office space for maintenance and repair, and Party B shall be liable for the losses and fees resulting from its negligent conduct.

8.7 If the lease is terminated or canceled, Party B shall return the Leased Units in good condition (except for reasonable wear and tear). If Party B refuses or fails to comply with the aforesaid requirements, then Party A has the right to deduct a sufficient amount (including property management fees) from the deposit and use that amount to complete the restoration, dismantling, removal and repair of its own accord and to cover any losses suffered by Party A. Party A shall claim against Party B for the remaining costs if the deposits are not sufficient.

8.8 Party B must comply with the Lessee Manual and all regulations stipulated by Party A or the management company and related laws and regulations in China.

8.9 Party B shall not conduct or allow others to conduct any peddling activity in the Leased Units.

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8.10  Without written consent by Party A, Party B shall not install any lock or security system on the doors of the leased offices. If alteration is needed, Party B shall apply in writing and may only proceed with the alteration upon receipt of written approval from Party A.

8.11 If Party B must decorate the units, Party B shall follow the application procedures in accordance with the Decoration Rules stipulated by the management company.

8.12 If Party B must redecorate the units, Party B shall reapply in accordance with the Decorations Rules and other procedures.

8.13 Without approval by Party A or the management company, Party B shall not erect any promotional material such as words, symbols or advertisements in any area outside the Property. Party B shall place its signs following the instructions of Party A or the management company. Party A shall provide Party B with a signboard in the lobby, and Party B must apply in writing for any additional sign and/or rental lamp chest for advertisement.

8.14 Part B shall not alter the building structure or external look of the Property; nor shall Party B block any window thereof.

8.15 Party B shall be responsible for any conduct by its employees, visitors, construction workers, and decoration workers and shall be liable for any damage to Party A or any third party caused by the conduct of the aforesaid persons.

ARTICLE 9. ASSIGNATION

     During the tenancy, the ownership of the building may be transferred by or inherited from Party A, but the transferee or inheritor shall continue to comply with the terms and conditions under this Contract.

ARTICLE 10. CANCELLATION OF THE CONTRACT

10.01 If this Contract cannot be performed due to force majeure described in
      Article 11, the party affected by force majeure may terminate this Contract.

10.02 If one party breaches this Contract and brings about severe losses of property and possessions to the other party, the other party may terminate the Contract in advance and claim for damages against the breaching party.

ARTICLE 11. FORCE MAJEURE

      Should either of the parties to this Contract fails to perform this Contract due to force majeure, such as earthquake, hurricane, flood, fire or any other unpreventable or unavoidable event, the party affected by the force majeure shall immediately notify the other party by telegram or facsimile and shall provide, within fifteen (15) days, details about the force majeure and a certificate explaining the reasons for failure or delay to perform all or part of the Contract. The certificate shall be provided by a public notary at the location of the force majeure event. The party affected by the force majeure may be exempt from liability.

ARTICLE 12. LIABILITY FOR BREACH OF CONTRACT

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12.01 Except under Article 10 of this Contract, neither party shall terminate this Contract of its own accord. Either party who breaches this Contract shall be liable for damages due to the breach (including economic losses to the other party).

12.02 In no excuse shall Party B refuse to pay for last month's electricity or phone charges upon receipt of the bills if the bills are accurate; otherwise, Party B is in breach of the Contract. When the bills are past due for over seven days, Party A has the right to cut off the electricity power supply and the telephone communication until the fees are paid.

12.03 After signing this Contract, the party who terminates this Contract unilaterally shall compensate the non-breaching party by paying liquidated damages equal to two months of rent.

12.04 Party B's termination of the lease during the lease term shall constitute breach, and Party B shall pay Party A liquidated damages equal to two months of rent as compensation for Party B's unilateral breach of the Contract.

12.05 When Party A deducts from the deposits in accordance with this Contract, Party B must make up for the deducted amount in twenty (20) days; otherwise, Party B has breached the Contract. Then Party A shall have the right to terminate this Contract and repossess the Leased Units and Party B shall forfeit all rents and deposits already paid.

ARTICLE 13. DISPUTE RESOLUTION

13.01 The formation, validity, interpretation, performance of this Contract and the dispute resolution thereunder shall be governed by the laws of the People's Republic of China.

13.02 When Party A and Party B dispute over this Contract, both parties shall make their best efforts to resolve the dispute through friendly consultation or mediation. If such consultation or mediation fails to resolve the dispute, then either party may submit the dispute to arbitration or resort to legal procedures.

ARTICLE 14. SUPPLEMENTARY ARTICLES

14.01 If any of the clauses under this Contract is deemed invalid, illegal or unenforceable under the applicable laws, the validity, legality and enforceability of the other clauses under this Contract shall not be affected, and both parties shall remain obligated to perform the other clauses.

14.02 This Contract has two counterparts written in Chinese, with one for each of Party A and Party B. The two counterparts have equal legal effect.

14.03 This Contract shall become effective after both Party A and Party B sign their names and affix their seals.



Party A:        Beijing Ping'an Real       Party B:        China Finance
                Estate Development Co.,                    Online (Beijing) Co.,
                Ltd.                                       Ltd.


Legal                                      Legal
representative: [/s/ COMPANY SEAL]         representative: [/s/ COMPANY SEAL]

Authorized                                 Authorized
representative: /s/ Yi Zhang               representative: /s/ Linghai Ma


                June 30, 2003                              June 30, 2003



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